Exhibit 10.12

                                 PROMISSORY NOTE

$524,917.73                                                        July 27, 2000
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FOR VALUED RECEIVED, and legally bound hereby, RRF LIMITED PARTNERSHIP
("Maker"), a Delaware limited partnership, InnSuites Hospitality Trust, General Partner, an Ohio real estate investment trust, having an office at 1625 East Northern Avenue, Suite 201, Phoenix, Arizona 85020 hereby promises to pay to James F. Wirth ("Note Holder") or order and address as specified below the principal sum of FIVE HUNDRED TWENTY FOUR THOUSAND NINE HUNDRED SEVENTEEN AND 73/100 DOLLARS ($524,917.73) with interest on the unpaid principal balance thereon from time to time outstanding, at the rate of seven percent (7.00%) per annum, computed on a three hundred sixty (360)-day year, to be due and payable in installments of principal and interest as follows:

     (A) As evidenced in the attached, Exhibit A, the first installment due will be an interest only payment due on April 27, 2001. Thereafter monthly installments are due of accrued interest and principal commencing May 27, 2001. This is a non-recourse Note secured by 219,053 shares of InnSuites Hospitality Trust.

     (B)  Payments to be made payable to:
              James F. Wirth
              5700 East Glen Drive
              Paradise Valley  AZ  85253

The 219,053 shares of InnSuites Hospitality Trust will remain as security for the unpaid balance on the Note.

At the option of the Note Holder, late charges upon written notice are assessed as follows:

          10 days late, $50 penalty
          35 days late, $150 penalty
          Over 35 days late, Note Holder could declare the note in default and call the entire amount due.

Should default be declared, shares proportionate to unpaid principal balance will be returned to Note Holder.

Principal and interest payable in lawful money of the United States.

If legal proceedings are entered into to recover on this Note, the undersigned agree(s) to pay such sum as the Court may fix as attorney's fees.

The Makers and endorsers hereof severally waive diligence, demand, presentment for payment and protest, and consent to the extension or time of payment of this Note without notice.

                                    RRF LIMITED PARTNERSHIP,
                                    A Delaware limited partnership,
                                    InnSuites Hospitality Trust, General
                                    Partner an Ohio real estate
                                    investment trust

                                         By: /s/ Marc E. Berg
                                            ------------------------------------
                                             Name:  Marc E. Berg
                                             Title: Secretary/Treasurer